SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a party other than the Registrant [    ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or  ss.240.14a-12

                                    FOILMARK, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

       (Name of person(s) filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
        2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------
        5)  Total fee paid:

        -----------------------------------------------------------------------
[   ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        ------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------

        3)  Filing party:

        ------------------------------------------

        4)  Date Filed:

        ------------------------------------------

                                 FOILMARK, INC.
                              5 Malcolm Hoyt Drive
                        Newburyport, Massachusetts 01950


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Tuesday, May 20, 1997


To the Shareholders of Foilmark, Inc.:

     The Annual Meeting of Shareholders of Foilmark, Inc., a Delaware corporation (the "Company"), will be held at Ashworth by the Sea, Hampton Beach, New Hampshire on Tuesday, May 20, 1997, at 10:00 a.m., E.D.S.T., for the following purposes:

     1. To elect three (3) persons as directors for a three-year term expiring in 2000.

     2. To elect two (2) person as director for a two-year term expiring in 1999.

     3. To consider and act upon a proposal to adopt the 1997 Directors Stock Option Plan.

     4. To consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

     The Board of Directors of the Company has fixed the close of business on April 1, 1997 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

     All shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you, if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

By Order of the Board of Directors,

Carol J. Robie, Secretary

April 28, 1997

                                 FOILMARK, INC.

                              5 MALCOLM HOYT DRIVE
                        NEWBURYPORT, MASSACHUSETTS 01950

                                 PROXY STATEMENT

     The Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy on behalf of the Board of Directors of Foilmark, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders of the Company and all adjournments thereof, to be held at the time and place and for the purposes set forth in the foregoing Notice of the Meeting. A shareholder giving a proxy may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the address set forth in the Notice of the Meeting, a letter signed by the record holder of the Common Stock indicating the proxy is revoked. All proxies will be voted in accordance with instructions thereon. ANY PROXY UPON WHICH NO INSTRUCTION HAS BEEN INDICATED WILL BE VOTED "FOR" THE SPECIFIC MATTERS SET FORTH IN THE FOREGOING NOTICE OF THE MEETING AND, AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to the solicitation by the use of the mails, proxies may be solicited personally by telephone or telegraph by regular employees of the Company or its Subsidiaries without additional remuneration therefor. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for expenses incurred in forwarding proxies and proxy soliciting materials to their principals.

     This Proxy Statement and the related proxy form are first being mailed to shareholders on or about April 28, 1997.

                 VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF

     As of the close of business on April 1, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 4,158,207 common shares, of which 1,727,700 shares, or 41.5%, were beneficially owned by directors and officers of the Company. Each share entitles the holder of record to one vote on each matter submitted to shareholders of the Company. Cumulative voting for the election of directors is permitted. Accordingly, with respect to the election of directors, each shareholder may cast a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors (in this case, five) to be elected at the Annual Meeting, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such shareholder may choose.

     The holders of one-third of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of votes cast is required to elect the directors. A majority of the votes cast is required to adopt the 1997 Directors Stock Option Plan. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                          Security Ownership of Certain
                        Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1997, as to (a) each person known to the Company who beneficially owns 5% or more of the outstanding shares of Common Stock, (b) directors and nominees, (c) each of the named executive officers and (d) all directors and executive officers as a group. Each of such shareholders has sole voting and investment power as to shares shown unless otherwise noted.


                                                      Amount and
Name of                                               Nature of                      Percent of
Beneficial Owner (a)                                  Beneficial Ownership           Class
--------------------                                  --------------------           -----
Martin A. Olsen (b)(c) .......................        543,477                        13.1%
Estate of Frank J. Olsen (d) .................        222,724                         5.4%
Frank J. Olsen, Jr. (b)(d)(e) ................        456,092                        11.0%
Leonard A. Mintz (b)(f) ......................        244,696                         5.9%
Wilhelm P. Kutsch (g) ........................         78,230                         1.9%
Philip Leibel (h) ............................         53,630                         1.3%
Carol J. Robie (b)(i) ........................        203,009                         4.9%
Edward D. Sullivan (b) .......................        153,847                         3.7%
Raymond T. Downey ............................          0                               *
Michael J. Bertuch (j) .......................          0                               *
Michael Foster (k) ...........................          0                               *
Kenneth R. Harris ............................        128,522                         3.1%
Parties to Voting Agreement (l) ..............      1,601,121                        38.5%
All Directors and Executive Officers
         as a Group (12 persons) (c)(m) ......      2,022,600                        48.7%

-----------------------

*    Less than one percent.

(a) If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officers, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Any such beneficially owned shares will be noted separately for each owner, except in the case of shares beneficially owned by all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers and 5% owners. Except as set forth above, management knows of no person who, as of April 1, 1997, owned beneficially more than 5% of the Company's outstanding Common Stock. The information includes, where applicable, shares issuable upon exercise of stock options granted under the Company's 1993 Stock Option Plan, which options are presently or will be exercisable within 60 days of the date of this Proxy Statement.

(b) Excludes shares held by other parties to the Voting Agreement described in "Certain Relationships and Related Transactions" which may be deemed to be beneficially owned by these individuals. Mr. Olsen's address is 40 Melville Park Road, Melville, New York 11747.

(c) Includes (i) 11,000 shares held by Mr. Olsen's wife as to which he disclaims beneficial ownership; and (ii) 27,356 shares deemed beneficially owned in his capacity as executor of the Estate of Florence J. Olsen. The address for Mr. Olsen and the estate is c/o Frank J. Olsen, Jr., 5 Malcolm Hoyt Drive, Newburyport, Massachusetts 01950.

(d) The address for Mr. Olsen and the estate is c/o Frank J. Olsen, Jr., 5 Malcolm Hoyt Drive, Newburyport, Massachusetts 01950.

(e) Includes 33,100 shares issuable upon exercise of options which are presently or will become exercisable within 60 days, and 222,724 shares deemed beneficially owned in his capacity as executor of the Estate of Frank J. Olsen.

(f) Includes 10,000 shares issuable upon exercise of options which are presently or will become exercisable within 60 days. Mr. Mintz's address is 25 Hale Street, Newburyport, Massachusetts 01950.

(g) Includes 41,400 shares issuable upon exercise of options which are presently or will become exercisable within 60 days.

(h) Includes 38,200 shares issuable upon exercise of options which are presently or will become exercisable within 60 days.

(i) Includes 11,700 shares issuable upon exercise of options which are presently or will become exercisable within 60 days.

(j) Mr. Bertuch's address is c/o DVC Industries, 1440 Fifth Avenue, Bayshore, New York 11706.

(k) Mr. Foster's address is c/o WPI Group, Inc., 390 Ray Street, Manchester, New Hampshire 03104.

(l) For purposes of disclosure of beneficial ownership under the Securities Exchange Act of 1934, the persons identified as parties to the Voting Agreement described in "Certain Relationships and Related Transactions" are deemed to be a single person and the beneficial owners of the shares of Common Stock owned by all parties to the Voting Agreement.

(m) Includes 141,900 shares issuable upon exercise of options which are presently or will become exercisable within 60 days.

Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of securities ownership and changes in such ownership. Officers, directors and ten percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1996 its officers, directors, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board has fixed the number of directors at twelve (12), of which three board seats are to be left vacant in order to permit qualified additions to the Board of Directors if the need arises in the future. The remaining nine seats are divided into three classes, the terms of which expire in 1997, 1998 and 1999 respectively. Currently there are three (3) directors serving terms expiring in 1998 and one (1) director serving a term expiring in 1999. There are five (5) directors to be elected at the 1997 Annual Meeting: three of the Directors elected will serve a three year term ending in 2000, and two of the Directors elected will serve a two year term ending in 1999, and until a successor for each has been elected and qualified or until the director's earlier resignation or removal. Each nominee has consented to be named in this Proxy Statement and to serve, if elected. If any nominee shall be unable to serve, the proxy may be voted with discretionary authority for a substitute. The Board of Directors has no reason to believe that any nominee will become unavailable to serve.

     Any vacancies occurring in the Board of Directors, regardless of the term, shall be filled by the Board of Directors to serve only until the next annual or special meeting of the shareholders.

     Martin A. Olsen, Leonard A. Mintz, Edward D. Sullivan, Kenneth R. Harris, Frank J. Olsen, Jr., Carol J. Robie, Wilhelm P. Kutsch, Michael J. Bertuch and Michael Foster are currently directors of the Company. Each of Directors Olsen, Mintz and Sullivan was elected at the 1994 Annual Meeting in June 1994. Michael
J. Bertuch and Michael Foster were elected at a Special Meeting of the Board of Directors held on January 7, 1997. Michael Foster was elected to fill the vacancy left by the resignation of Director Daly in December 1996, who accepted his election as and became a Director on October 30, 1996 to fill the vacancy left by the resignation of Joseph E. Levangie in July 1996. Raymond T. Downey, a director since 1994 whose term expires in 1999, resigned in March 1997.

     In voting for directors, each shareholder is entitled to five (5) votes for each share of Common Stock held, one for each of the five directors to be elected. A shareholder may cast his votes evenly for all nominees or may cumulate his votes and cast them for one nominee or distribute his votes among two or more nominees. The five persons receiving the highest number of votes cast in person or by proxy shall be elected to the Board of Directors. Abstentions from voting and broker non-votes for the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     Shareholders may withhold authority to vote for any individual nominee by striking through the nominee's name on the proxy card. Any proxy which is not so marked to withhold authority or struck through shall be deemed to be a vote for such nominee and unless otherwise indicated on the proxy shares will be distributed evenly among the nominees for whom authority to vote has not been withheld.

     The Board of Directors recommends a vote "FOR" the election of the nominees for election as directors.

     Certain information concerning each nominee for Director, all current Directors, all executive officers and key employees of the Company is set forth below. Except as otherwise indicated, each of the persons has been employed by his or her current employer for the preceding five years. There are no family relationships between any executive officers, directors or key employees of the Company, except that Martin A. Olsen is the uncle of Frank J. Olsen, Jr. and his sister Carol J. Robie.

A. NOMINEES FOR A THREE YEAR TERM ENDING IN 2000:

MARTIN A. OLSEN                                 Director since 1992

     Martin A. Olsen, 72, retired as an active employee of the Company in October 1995. Prior to that time he was Chairman of the Board of Directors since March 1992, and Secretary of the Company and all of its Subsidiaries since September 1993. He was employed by Kensol-Olsenmark, Inc., a predecessor of the Company, in various capacities since 1946, and was its President since 1962.

LEONARD A. MINTZ                                Director since 1992

     Leonard A. Mintz, 61, has been Senior Vice President - Equipment since March 1992 and is Vice President Norwood Division of Kensol-Olsenmark, Inc. Previously he served as President of Franklin Manufacturing Corporation since 1967 before its acquisition by the Company in 1992. He had been employed at Franklin in various capacities since 1958.

EDWARD D. SULLIVAN                              Director since 1994

     Edward Sullivan, 64, served as Vice President - West Coast Operations of the Company from 1994 until his retirement on December 31, 1996, and Vice President and General Manager of West Foils, Inc., a subsidiary of the Company, from 1995 until his retirement on December 31, 1996. He was President of West Foils, Inc. from 1991 through 1994. He had been employed at West Foils in various capacities since 1988.

B.  NOMINEES FOR A TWO YEAR TERM ENDING IN 1999:

MICHAEL J. BERTUCH                              Director since 1997

     Michael J. Bertuch, 36, has been the President of DVC Industries, a manufacturer of vinyl loose-leaf books, since January 1992. Prior to 1992, he was employed by DVC Industries in various executive capacities since 1986.

MICHAEL FOSTER                                  Director since 1997

     Michael Foster, 62, is the founder, Chairman of the Board and Chief Executive Officer of WPI Group, Inc., a publicly-held manufacturer of hardware, software and electronic products for commercial and industrial markets since 1988.

CURRENT DIRECTORS AND OFFICERS:

Director Whose Term Expires in 1999:


KENNETH R. HARRIS                               Director since 1996

     Kenneth R. Harris, 47, is Vice President - Pad Printing Operations of the Company since August 1995. From 1978 to 1995 he was Vice President of Intram Industries, Inc. He also is secretary and Treasurer of COMDEC, Inc., a commercial decorating company. Mr. Harris has over 20 years experience in the pad printing industry.

Directors whose terms expire in 1998:

FRANK J. OLSEN, JR.                             Director since 1992

     Frank J. Olsen, Jr., 45, has served as Chairman of the Board since October 1995 and President of the Company since March 1992. He is the Chief Executive Officer of the Company and each of its subsidiaries. Prior to March 1992 he was employed as Vice President - Engineering, and in various other capacities with the Company and its predecessors since 1976.

WILHELM P. KUTSCH                               Director since 1994

     Wilhelm P. Kutsch, 54, has been Senior Vice President - Foil Operations since March 1992, and served as Vice President - Foil Operations prior to March 1992. He has also served as Vice President and Operations Manager of Foilmark Manufacturing Corporation since 1979. Mr. Kutsch has over 20 years experience in the hot stamping industry.

CAROL J. ROBIE                                  Director since 1992

     Carol J. Robie, 41, has been Vice President - Administration since March 1992. She served as Administrative Manager of the Company in 1990 and 1991, and also has been employed in various capacities by Foilmark Manufacturing Corporation since 1977. She also serves as Secretary of the Company.

Non-Director Executive Officers:

PHILIP LEIBEL                                   Officer since 1992

     Philip Leibel, 59, has been Vice President - Finance since March 1992 and is Treasurer, Assistant Secretary and Chief Financial Officer of the Company and each of its Subsidiaries. He is also Vice President - General Manager of Foilmark Manufacturing Corporation. He has been Chief Financial Officer of the Company and its predecessors since 1977.

GLENN R. REGAN                                  Officer since 1992

     Glenn R. Regan, 49, has been Vice President - Tool & Die of the Company since November 1994, and has been employed as Sales Manager - Foil with predecessors of the Company since 1990.

DOUGLAS A. PARKER                               Officer since 1995

         Douglas Parker, 42, has served as Vice President--Machinery Sales since June 1996 and has been employed by the Company since October 1995. From 1980 through 1995, he was Vice President--Sales of Imtran Industries, Inc.

General Information About Board of Directors

     There were four (4) regular and no special meetings of the Board of Directors in the 1996 fiscal year. During this period, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held during the period for which such incumbent was a director, and
(b) the total number of meetings held by all committees of the Board on which such incumbent served.

     Directors of the Company who are not full time employees of the Company or its operating subsidiaries receive $1,250 for each meeting attended, as well as a fee of $500 per committee meeting attended, plus out-of-pocket expenses for attending meetings. Effective October 1, 1997, the Board of Directors voted that directors of the Company who are not full time employees of the Company or its subsidiaries receive a retainer of $2,000 per calendar quarter as well as a fee of $750 per Board Meeting attended and $350 per committee meeting attended in person or telephonically. The Board of Directors has several committees, including an Executive Committee, a Compensation Committee, an Audit Committee, and a Stock Option Committee.

     The Executive Committee consists of Frank J. Olsen, Jr., Leonard A. Mintz, Wilhelm P. Kutsch, Edward D. Sullivan and Raymond Downey (until his resignation in March 1997). In January 1997, Directors Mintz & Kutsch resigned from the Executive Committee and Directors Bertuch and Foster were elected to serve on this committee. In addition, Philip Leibel attends Executive Committee Meetings as Chief Financial Officer in a non-voting capacity. The Executive Committee conducts the affairs and business of the Company between meetings of the Board of Directors, subject to certain limitations set forth in the Company's Certificate of Incorporation. The Executive Committee met four (4) times during fiscal 1996.

     The Compensation Committee consists of Raymond T. Downey (until his resignation in March 1997), Frank J. Olsen, Jr. and Leonard A. Mintz. Until his resignation in the Fall of 1996, Joseph E. Levangie served on the Compensation Committee. The Compensation Committee determines the compensation to be paid by the Company to its officers. The Compensation Committee met two (2) times during fiscal 1996.

     The Audit Committee consisted of Raymond T. Downey, a non-employee director (until his resignation in March 1997). Joseph E. Levangie served as a member of the Audit Committee until his resignation in the Fall of 1996. It is anticipated that Directors Bertuch and Foster will be elected to serve on the Audit Committee beginning in the Spring of 1997. The Audit Committee is responsible primarily for recommending the accounting firm to be appointed as independent public accountant to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent public accountants; reviewing with management and the independent public accountants the Company year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent public accountants and considering the effect of such performance on the accountants' independence. The Audit Committee met two (2) times during fiscal 1996.

     The Stock Option Committee consisted of Raymond T. Downey, a non-employee director (until his resignation in March 1997). Joseph E. Levangie served as a member of the Stock Option Committee until his resignation in the Fall of 1996. It is anticipated that Directors Bertuch and Foster will be elected to serve as members of the Stock Option Committee in the Spring of 1997. The Stock Option Committee administers the 1993 Stock Option Plan and determines to whom such options will be granted and the number of shares of Common Stock to be included in such options. No member of the Stock Option Committee is eligible to receive options. The Stock Option Committee met one (1) time during fiscal 1996.

     Martin A. Olsen, a director of the Company and, until October 1995, Chairman of the Board and Secretary of the Company, received $176,000 pursuant to a Consulting Services Agreement with the Company which was entered into in December, 1995. The Consulting Agreement provides for compensation of $176,800 annually, and terminates in December 1998. The compensation is payable regardless of Mr. Olsen's disability or death. In the event of his death, amounts payable under the Consulting Agreement would be payable to his spouse or heirs. The Agreement prohibits Mr. Olsen from competing with the Company during the term of the Agreement, and for a period of one year thereafter. The Agreement prohibits the disclosure of any confidential or proprietary information. The Consulting Agreement also entitles Mr. Olsen to other benefits from the Company, including the use of an automobile, health insurance, life insurance and director's and officer's liability insurance.

     On January 1, 1997, the Company and Edward D. Sullivan entered into a Consulting Agreement which terminates and replaces an Employment Agreement with the same term. The Consulting Agreement shall terminate on December 31, 1998. Under the Consulting Agreement, Mr. Sullivan shall receive fifty percent (50%) of his average compensation for 1995 and 1996 which was payable pursuant to his Employment Agreement. In return, Mr. Sullivan shall provide advisory services to the Company in conjunction with sales management, strategic sales objectives and general supervision of the Company's Westfoils subsidiary. The Consulting Agreement prohibits Mr. Sullivan from competing with the Company during the term of the Consulting Agreement and for a period of three (3) years thereafter. The Consulting Agreement prohibits the disclosure of any confidential or proprietary information, including inventions. The Agreement also entitles Mr. Sullivan to the use of an automobile.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation of the chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company or its subsidiaries for the fiscal year ended December 31, 1996 and the total compensation earned by such individuals for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

     Annual Compensation                          Long Term Compensation
     -------------------                          ----------------------

                                                  Awards
                                                  ------


                                                                        All Other
Name and Principal                                  Bonus      Options  Compensation(b)
Position                        Year    Salary($)    ($)         (#)          ($)
---------------------------------------------------------------------------------------
Frank J. Olsen, Jr              1996    195,546     --         10,000       --
President and Chief             1995    191,610     13,125     23,100       2,874
Executive Offer                 1994    171,174     52,500     --           3,750

Leonard A. Mintz                1996    175,149     --         --           --
Senior Vice                     1995    173,090     --          2,500       2,596
President                       1994    155,416     --          7,500       3,750

Wilhelm P. Kutsch               1996    180,098     --          8,500       --
Senior Vice                     1995    177,318      9,352     32,900       2,666
President                       1994    161,707     37,410     --           3,750

Philip Leibel                   1996    155,498     --          7,500       --
Vice President &                1995    159,668      9,352     30,700       2,395
Chief Financial                 1994    142,252     37,410     --           3,750
Officer

Edward D. Sullivan              1996    169,477     --         --         --
Vice President --               1995     50,194     --         --         --
West Coast Operations           1994       --       --         --         --


(a) Any prerequisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's salary and bonus).

(b) Amounts in the "All Other Compensation" column represent contributions to the Company's Profit-Sharing Plan.

Option Plans

     The following table sets forth, for the named executive officers, information regarding stock options granted during 1996 pursuant to the Company's 1993 Employee Stock Option Plan.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                         Potential Realizable
                                              % of Total                                                 Value at Assumed Annual
                                              Options/SARs                                               Rate of Stock Price
                             Options/         Granted to            Exercise                             Appreciation for
                             SARs             Employees in          or Base             Expiration       Five Years(b)
Name                         Granted(a)       Fiscal Year           Price ($/Sh)        Date             5%($)       10%($)
----                         ----------       -----------           ------------        ----             -----       ------
Frank J. Olsen, Jr.          10,000            20.90%               $4.50               March 9, 2001     12,400    27,500

Leonard A. Mintz             2,500              5.20%                4.50               March 9, 2001      3,100     6,875

Wilhelm P. Kutsch            8,500             17.10%                4.50               March 9, 2001     10,540    33,375

Philip Leibel                7,500             15.60%                4.50               March 9, 2001      9,300    20,625

Edward D. Sullivan           --               --                    --                  --                 --       --

(a) All of these options became exercisable in full on March 9, 1997. They terminate two months after termination of employment (or one year after retirement or permanent disability) and immediately if termination is for cause. The purchase price for the shares on exercise of options may be paid in cash or in shares of the Company's Common Stock already owned by the option holder, or by a combination thereof.

(b) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of the Company's Common Stock appreciates 5% or 10% each year, compounds annually, for ten years. They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value for the options.

                                      -12-

     The following table sets forth certain information regarding stock options exercised during 1996 and unexercised options held by the named executive officers as of the end of the 1996 fiscal year.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES







                                                      Number of Securities
                                                      Underlying Unexercised        Value of Unexercised
                          Shares                      Options/SAR at Fiscal         In-the-Money Option/
                         Acquired                     Year End 1996                 SARS($)
    Options/SARs ($)       on         Value
    Name                 Exercise     Realized($)(a)  Exercisable/Unexercisable     Exercisable/Unexercisable(b)
    ----                 --------     --------------  -------------------------     ----------------------------

Frank J. Olsen, Jr.         --            --              23,100/10,000                         0/0

Leonard A. Mintz            --            --                7,500/2,500                         0/0

Wilhelm P. Kutsch           --            --               32,900/8,500                         0/0

Philip Leibel               --            --               30,700/7,500                         0/0

Edward D. Sullivan          --            --                        0/0                         0/0




(a) Based on closing price of the Common Stock on date of exercise less the exercise price.
(b)  Based on the closing price of the Common Stock on December 31, 1996
     ($2 3/8) minus the exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and incentive programs for key managerial executives. The Committee usually meets twice annually for the purpose of granting salary increases and bonus awards. It evaluates corporate and individual performance, current compensation, and share ownership of the managerial group. The employees of the Company who participate in the bonus and stock option plans are those who, in the estimation of the Compensation Committee, have a substantial opportunity to enhance shareholder value over time.

     The Committee's purpose is to ensure that management is enabled to attract and retain well-qualified employees who are capable of managing for the benefit of shareholders and contributing to the Company's success. To accomplish this goal, compensation is intended to be competitive both within the industry as a whole and when compared to like-size companies in the geographical areas served by the Company. Inflation, the cost of living, and business conditions are taken into consideration. Additionally, the Company surveys other manufacturing companies and obtains compensation information from approximately 10 industry participants.

     The final determination of the base salary adjustments and incentive bonus awards is made solely by the Compensation Committee after consultation with the Chief Executive Officer. Stock Option Grants are made by the Stock Option Committee, which presents its recommendations to the Compensation Committee for review before final Stock Option Grants are made by the Stock Option Committee. In setting an executive's base salary and bonus and in granting stock options, consideration is given to maintenance of the executive's level of responsibility, and the performance of the executive's area of responsibility. Stock options are granted considering the nature of the industry and the desirability of long-term employee incentives. Bonus awards are paid following fiscal year end and represent awards for the preceding year.

     With respect to compensation of the Chief Executive Officer ("CEO"), the Compensation Committee meets without him being present to evaluate his performance and reports on that evaluation to the independent directors of the Board. The Compensation Committee exercises greater discretion with respect to CEO compensation than with other key executives, and considers the performance of the Company relative to the Company's profit goals. The Compensation Committee also considers the short and long-term performance of the Company relative to industry peers and to similar industries. Major weight is given to operating earnings, as with other managers. Finally, the Compensation Committee considers particular accomplishments of the CEO which are judged to contribute to long-term shareholder value. Other factors which influence the CEO's compensation include his establishment of clear and sound objectives and the achievement of those objectives, his ability to create overall management strength, his performance in communicating and in causing top managers to communicate effectively with the Board, and his use of the Board as a resource to aid effective management. The Committee does not evaluate these factors by a predetermined formula or weighting, but reaches its conclusions based on the judgments of its members. There were no bonuses paid to executive officers of the Company in 1996. In September 1996, Frank J. Olsen, Jr., Leonard

A. Mintz, Wilhelm P. Kutsch and Philip Leibel agreed to a ten percent (10%) reduction in their salaries.

The foregoing reports are presented by the following:

     As to matters relating to cash compensation:

                                                   Raymond T. Downey
                                                    Frank J. Olsen, Jr.
                                                    Leonard A. Mintz

     As to matters relating to stock options:

                                                   Raymond T. Downey

Employment Agreements

     The Company entered into employment agreements with executive officers and key employees in September 1993. The terms of the employment agreements are substantially the same, except for the base salary and duties to be performed. The base salary for officers varies. The 1997 base salaries for the officers listed in the Summary Compensation Table (with the exception of Edward D. Sullivan, who retired as of December 31, 1996) are as follows: Frank J. Olsen, Jr., - $176,994, Leonard A. Mintz - $156,092, Wilhelm P. Kutsch - $157,716, and
Philip Leibel - $143,058. Each employment agreement expires December 31, 1998, with successive one-year renewal terms unless terminated by either party, except for the agreement with Leonard A. Mintz, which expires on his 65th birthday in 2000. If an employee's employment is terminated with cause or as a result of his death or disability, the Company's obligation to compensate the employee under his employment agreement also terminates. If the Company terminates an employee's employment without cause, the Company is obligated to pay severance of one month's salary for every year that the employee has been employed. In addition, the Company will pay Leonard Mintz $50,000 per annum for a period of 5 years following his retirement or termination without cause. In connection with the Imtran acquisition (see "Certain Relationships and Related Transactions" for further information), Imtran Foilmark entered into a three year employment agreement with Kenneth Harris providing for a base salary in the first year of $100,000, with review at the end of each calendar year by the Board of Directors. The terms of Harris's employment agreement are substantially the same as the employment agreements with other executive officers and key employees.

     Each employment agreement prohibits the employee from competing with the Company during the term of the agreement and for a period of up to two years following the date of termination, or five years in the case of Leonard Mintz. Each employee is eligible under the agreements to a calendar year-end bonus at the Board's discretion. Employees' benefits include group medical insurance coverage (partially contributory), holidays, life insurance, long-term disability insurance (contributory), short-term disability insurance (partially contributory), travel accident insurance, profit sharing plan and four weeks paid vacation each year. The Agreements prohibit employees from using or disclosing any proprietary information to any other party at any time during the period of employment by the

Company or thereafter, except with the written consent of the Board of Directors of the Company or as may be required under any state or federal law, rule or regulation or by a court of competent jurisdiction during the period of employment by the Company or thereafter.

     Compensation Committee Interlocks and Insider Participation

     During fiscal 1996, the Compensation Committee consisted of Raymond T. Downey, Frank J. Olsen, Jr., Leonard A. Mintz, and Joseph E. Levangie (until his resignation in the Fall of 1996), all of whom, with the exception of Mr. Downey and Mr. Levangie, are executive officers of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 21, 1995 the Company acquired substantially all of the assets and assumed certain liabilities of Imtran Industries, Inc. ("Imtran"), and simultaneously transferred all of the assets to the Company's wholly owned subsidiary, Imtran Foilmark, Inc. ("Imtran Foilmark"). Kenneth R. Harris and Steven A. Meredith were the sole shareholders of Imtran. Harris and Meredith received a purchase price of $2,975,000 in cash, and 257,044 shares of the Company's Common Stock with a then market value of $2,025,000. The terms of the acquisition entitle Messrs. Harris and Meredith to nominate one of them for election to the Company's Board of Directors, or for the Company to nominate one of them if Harris and Meredith cannot agree on which of them should be nominated.

     In connection with the acquisition of the assets of Imtran, the Company entered into a Registration Rights Agreement with Harris and Meredith. The Agreement obligates the Company to include at its expense (except underwriting commissions) securities owned by Messrs. Harris and Meredith in a registration statement initiated by the Company on a pro rata basis, to the extent the managing underwriter advises the Company that the aggregate number of securities sought to be offered can be sold.

     Also in connection with the Imtran acquisition, Imtran Foilmark entered into a five year lease of the premises where Imtran operated its business. Messrs. Harris and Meredith are trustees of the trust that owns the premises. The terms of the lease provide for annual rent of $137,500 during the initial five year term, and payment of "Market Rent" for the duration of a single extension term of two years. In July 1996, in consideration of the use by the Company of additional space, the Company increased its annual rental payments by $5,000 to $142,500 per year.

     In the past the Company leased an apartment at an annual rent of $30,000 under a ten year lease from Merrimac Associates, a Massachusetts partnership ("Merrimac") owned equally by Martin A. Olsen (a Director and former Chairman of the Board), the Estate of Florence Olsen (a former Director and the sister of Martin A. Olsen) (beneficiaries include Frank J. Olsen, Jr. and Carol J. Robie) and the Estate of Frank J. Olsen, Sr. (beneficiaries include Frank J. Olsen, Jr. and Carol J. Robie). On January 26, 1996 the Company purchased the apartment from Merrimac for a total purchase price of $210,000.00, which was determined by an appraisal of the property. $180,250.00 of the purchase price was borrowed from a bank, payable in two components: $161,500 payable over twenty (20) years, and $18,750 payable over three years. The apartment is used by customers, officers, employees and other persons visiting the Massachusetts plants.

     The Company believes that the above transactions were or are on terms no less favorable to the Company than could have been obtained in transactions with independent third parties. All future transactions between the Company and any of its officers, directors, or principal shareholders or their respective affiliates, will be on terms at least as favorable to the Company as could be obtained form unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

     In connection with the Consulting Services Agreement with Martin A. Olsen, the Company entered into a Registration Rights Agreement with him, individually and in his capacity as guardian for Florence Olsen. (See the section on Employment Agreements for further information about the Consulting Agreement.) Mr. Olsen, or persons to whom rights under the Registration Rights Agreement have been transferred in accordance with the provisions thereof, has the right to demand that one registration statement be filed by the Company with respect to any portion of his securities so long as Olsen is a director or officer of the Company, or he and/or his assignees hold beneficial ownership of at least ten percent (10%) of the Company's Common Stock. The Company is also obligated to include stock owned by Mr. Olsen or his assignees on a pro rata basis in any registration not initiated by Mr. Olsen or his assignees.

     In November 1994, Leonard A. Mintz, Martin A. Olsen, Frank J. Olsen, Jr., Carol J. Robie, and Florence J. Olsen (collectively, the "Management Shareholders") entered into a Voting Agreement with Edward Sullivan, which obligates the parties to vote for each Management Shareholder as a Director so long as such individual maintains ownership of at least 5% of the Company's Common Stock outstanding on such date (without regard to new issues) and remains an officer of the Company or any of its subsidiaries and (ii) obligates the Management Shareholders to vote for the election of Mr. Sullivan as a Director of the Company, so long as he is a shareholder of the Company and an officer or employee of the Company or any of its subsidiaries. The Voting Agreement expires in 2004. An aggregate of 1,601,121 shares of Common Stock is beneficially owned by the parties to the Voting Agreement, including 222,724 shares held by Frank
J. Olsen, Jr. in his capacity as executor of the Estate of Frank J. Olsen and 27,356 shares held by Martin A. Olsen in his capacity as executor of the Estate of Florence J. Olsen.

Comparative Performance Graph

     The following graph compares the cumulative total shareholder return on the Common Stock with the cumulative total shareholder return of (i) the Standard and Poor's 500 Index (the "S & P 500 Index"), and (ii) the Dow Jones Industrial-Diversified index selected by the Company for purpose of the comparison ("DJ Industrial-Dvrsfd"), assuming an investment of $100 on June 23, 1994, in each of the Common Stock of the Company, the S & P 500 Index, and the DJ Industrial-Dvrsfd stocks. The graph assumes dividend reinvestment with respect to companies in the DJ Industrial-Dvrsfd, and the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of June 23, 1994, the date the Common Stock became publicly traded.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
             AMONG FOILMARK, INC., THE S&P INDEX AND THE DOW JONES
                         INDUSTRIAL, DIVERSIFIED INDEX


                                [GRAPHIC INSERTION]


*$100 INVESTED ON 6/2/94 IN STOCK OR INDEX
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                     ADOPTION OF DIRECTORS STOCK OPTION PLAN

     On July 31, 1996, the Board of Directors, subject to shareholder approval at the Annual Meeting, adopted the Foilmark, Inc. Non-Employee Directors' Stock Plan (the "Plan"). At April 10,1997, the last sale price of the Company's Common Stock as reported on the Nasdaq National Market System was $1.9375.

Summary of the Plan

Administration

     The Plan shall be administered by a committee designated by the Board of Directors of the Company.

Shares Subject to the Plan

     The Plan authorizes up to an aggregate of 75,000 shares of the Company's Common Stock to be available for the granting of options under the Plan. The number of shares of Common Stock authorized by the Plan is subject to adjustment by the Board in the event of any change in the number of shares of the Company's outstanding Common Stock resulting from stock splits, stock dividends, combinations or exchanges of shares or other similar capital adjustments. Shares of Common Stock covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under the Plan.

Eligibility

     Only non-employee directors of the Company are eligible for participation in the Plan. Should a non-employee director (i) fail to be re-elected to the Board, (ii) resign or (iii) become an employee of the Company, such director shall no longer be eligible to participate in the Plan. If a director fails to be re-elected, or otherwise ceases to be a director for reasons other than death or disability, all options not then currently exercisable shall terminate immediately, and any remaining Options then exercisable may be exercised within twenty-four months from the date of termination. Options shall terminate if not exercised before twenty-four months from the date of termination. If a director ceases to be a director of the Company by reason of death or disability, all options not then currently exercisable shall become immediately exercisable and may be exercised at any time within twenty-four months from the date of death or disability.

Types of Awards

     The plan provides for options not qualifying as incentive options under
Section 422 of the Internal Revenue Code ("Non-Qualified Options" or "Options"). Options to purchase 5,000 shares of the Company's Common Stock shall be granted to each non-employee director upon the Effective Date of the Plan (as defined in the Plan) or upon date of the first election of each director and Options to purchase an additional 2,500 shares of the Company's Common Stock shall be granted yearly on the day of the Company's Annual Meeting of Shareholders. Options may only be exercised within 10 years of the date of the grant, and shall vest six months after the date of the grant. Options may be exercised in whole or in part by written notice accompanied by payment in full, either in cash or in the Common Stock of the Company. Options granted under the Plan may not be transferred or assigned other than by will or the laws of descent and distribution. However, if compliance of the Plan with Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") would not be adversely affected, Options may be transferred for no consideration to members of the Option holder's immediate family, to a trust for the benefit of members of the Option holder's immediate family or to a partnership whose only parties are members of the Option holder's immediate family. In the event of a Change in Control (as defined in the Plan), the Board may, as to all Options not then currently exercisable, provide by written notice that all unexercised Options must be exercised within thirty days of the date of such notice or they will be terminated.

Withholding Taxes

     The Company may deduct from shares due an Option holder any federal, state or local taxes of any kind required to be withheld with respect to the exercise of an Option.

Amendment or Termination

     The Board of Directors may terminate or amend the Plan at any time but shall amend the Plan no more than once every six months other than to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act. To the extent required by Rule 16b-3, any amendment which increases the aggregate number of shares of the Company's Common Stock materially increases benefits accruing to eligible persons under the Plan, or materially modifies requirements of eligibility under the Plan, shall be subject to shareholder approval.

Federal Income Tax Consequences

     Upon grant of the Option, the Option holder will recognize no income. Upon exercise of the Option (if the shares of Common Stock are not subject to substantial risk of forfeiture), the Option holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable. The Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Option holder. On a disposition of the shares, the Option holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Option holder held the shares.

     If the shares acquired upon exercise of an Option are subject to a substantial risk of forfeiture, the Option holder will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.


                                                              New Plan Benefits
                                                              -----------------

Name                                              Dollar Value ($)(1)          Number of Units
----                                              -------------------          ---------------
Michael J. Bertuch                                      11,875                       5,000
  Non-Employee Director
Michael Foster                                          11,875                       5,000
  Non-Employee Director
All Non-Employee Directors                              23,750                      10,000
  as a Group
Frank J. Olsen, Jr.                                     0                              0
  President and Chief Executive
  Officer
Leonard A. Mintz                                        0                              0
  Senior Vice President
Wilhelm P. Kutsch                                       0                              0
  Senior Vice President
Philip Leibel                                           0                              0
  Vice President and Chief
  Financial Officer
Douglas Parker                                          0                              0
  Vice President
All Executive Officers as a group                       0                              0
Non-executive Officers including all                    0                              0
employees as a group

--------------------------
(1) Dollar value reflects the amount which would have been allocated to each non-employee director had the Plan been in effect as of December 31, 1996, when the closing price of the Company's Common Stock was $2 3/8.


                          OTHER BUSINESS OF THE MEETING

     The Board of Directors is not aware of any matters to come before the meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

     The Company intends to hold its Annual Meeting approximately the same date next year. Any shareholder proposals for consideration by the Company for inclusion in the Company's proxy statement and form of proxy must be made in writing and received by the Company on or before December 12, 1997. All proposals must comply with the terms of Rule 14a-8(a) of the Securities and Exchange Act of 1934.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     At the Annual Meeting, representatives from the Company's independent public accountants, KMPG Peat Marwick LLP, are expected to be present and available to respond to questions.


                                  ANNUAL REPORT

     The Annual Report to Shareholders, including financial statements for the Company's fiscal year ended December 31, 1996, has been mailed to all shareholders. The Annual Report is not a part of the proxy soliciting material. Additional copies of the Annual Report are available upon written request to the Company.

                                    FORM 10-K

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO PHILIP LEIBEL, VICE PRESIDENT - FINANCE, FOILMARK, INC., 5 MALCOLM HOYT DRIVE, NEWBURYPORT, MASSACHUSETTS 01950.

                                                                       EXHIBIT A
                                                                       ---------

                                 FOILMARK, INC.
                       NON-EMPLOYEE DIRECTORS' STOCK PLAN


     This Foilmark, Inc. Non-Employee Directors' Stock Plan (the "Plan") is adopted by Foilmark, Inc. (the "Company") for the purpose of advancing the interests of the Company by providing compensation and other incentives for the continued services of the Company's non-employee directors and by attracting and retaining able individuals to directorships with the Company.

     1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

     "Administrator" means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.

     "Annual Meeting" means the annual meeting of the Company's shareholders.

     "Board" means the Board of Directors of Foilmark, Inc.

     "Change of Control" means (i) approval by the Company's shareholders of a merger in which the Company does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (ii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

     "Common Shares" means the Company's common stock, $0.01 par value per share.

     "Company" means Foilmark, Inc., a Delaware corporation.

     "Effective Date" means May 20, 1997, subject to the approval of the Plan by the Company's shareholders.

     "Grant Date" means the effective date of a grant of options pursuant to Paragraph 4(a) hereof.

     "Market Value" means the closing price of the Common Shares as reported by NASDAQ.

     "Participant" means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.

     2. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

     3. Eligibility and Participation.

     (a) A non-employee director of the Company shall automatically become a Participant in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee of the Company is not eligible to participate in the Plan.

     (b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee of the Company.

     4. Option Awards

     (a) Grant of Options. Each person who is a Participant on the Effective Date shall be awarded a non-qualified option to purchase 5,000 Common Shares effective as of the Effective Date, at a price equal to the Market Value of Common Shares on that date. Any person who becomes a Participant after the Effective Date shall be awarded non-qualified options to purchase 5,000 Common Shares effective as of the date of the Annual Meeting at which such election occurs, or if the Participant is first elected to the Board other than at an Annual Meeting, as of the date of such election, at a price equal to the Market Value of Common Shares on that date.

     Commencing in 1998, on the day of the Company's annual meeting, a Participant (other than a director who is first elected after June 30 of the prior year), shall be awarded non-qualified options to purchase 2,500 Common Shares, effective as of such date, at a price equal to the Market Value of Common Shares on that date.

     (b) Term and Exercisability. All options shall have a term of 10 years and shall vest six (6) months after the Grant Date. Notwithstanding the foregoing, all options shall become immediately exercisable upon a Change of Control of the Company. In the event of a Change of Control, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder may, as to outstanding options, upon written notice to the Participants, provide that all unexercised options must be exercised within thirty (30) days of the date of such notice or they will be terminated.

     (c) Method of Exercise. An option granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Participant or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. Payment shall be made in the form of cash, Common Shares (to the extent permitted by law), or both. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and full payment therefor.

     (d) Termination of Directorship. If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Company for reasons other than death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall immediately terminate, and any remaining options shall terminate if not exercised before twenty-four
(24) months following such termination, or at such earlier time as may be applicable under Paragraph 4(b) above.

     If a Participant ceases to be a director of the Company by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue
Code), all options granted under this Plan to such Participant which are not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twenty-four (24) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(b) above.

     (e) Non-transferability. Each option and all rights thereunder shall be non-assignable and non-transferable by the Participant except, in the event of the Participant's death, by will or by the laws of descent and distribution; provided, however, that to the extent that transferability pursuant to the following provisions would not adversely affect the compliance of the Plan with Rule 16b-3, this option may also be transferred, for no consideration, by the Participant to the following transferees ("Transferee"):

     (A) a member of the Participant's immediate family. For this purpose, "immediate family" shall include only brothers and sisters (whether by the whole or half blood) spouse, parents, and natural or adopted children;

     (B) a trust for the benefit of members of the Participant's immediate family; or

     (C) a partnership whose only partners are members of the Participant's immediate family if the Transferee shall agree to be subject to the same restrictions and conditions as relate to the Participant pursuant to the Plan.

     In the event of the death of a Participant, the representative or representatives of the Participant's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Participant's options in whole or in part, or in the event of transfer, the Transferee, may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 4(d) above.

     (f) No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any Common Shares subject to the option prior to the date of issuance of a certificate or certificates for such Common Shares.

     (g) Compliance with Securities Laws. Options granted and Common Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

     5. Shares Subject to the Plan.

     (a) The Common Shares to be issued and delivered by the Company upon the exercise of options under the Plan may be either authorized but unissued shares or treasury shares of the Company.

     (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 75,000 shares; subject, however, to the adjustment provided in Paragraph 6 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.

     (c) Common Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

     6. Share Adjustments. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

     7. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company shareholders to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other governing rules or regulations except that such increase or modification that may result from adjustments authorized by Paragraph 6 does not require such approval. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

     8. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company.

     9. Implied Consent. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

     10. Delaware Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 11th day of April, 1997.


                                       FOILMARK, INC.


                                       By: /s/Frank J. Olsen, Jr.
                                           --------------------------
                                       Title:  President and Chief Executive
                                               -----------------------------
                                                  Officer
                                                  -------

                                                                                                                 _____
                                                                                                    Please mark |     |
                                                                                                  your votes as |  X  |
                                                                                                   indicated in |_____|
                                                                                                   this example


PROPOSAL 1 - Election of Michael J. Bertuch, Michael Foster, Martin A. Olsen,
Leonard A. Mintz and Edward Sullivan as directors
FOR all nominees       WITHHOLD         (INSTRUCTION:  To withhold  authority to vote for any    Cumulative votes for one or more
listed (except as      AUTHORITY         individual  nominee(s),  write the name(s) of such      nominees as follows:
  marked to the     to vote for all      nominee(s) on the line below.)
    contrary)       nominees listed                                                              Nominee:
                                         ---------------------------------------------------     Michael J. Bertuch
       _____              _____                                                                                    -----------------
      |     |            |     |                                                                 Michael Foster
      |     |            |     |                                                                                --------------------
      |_____|            |_____|
                                                                                                 Martin A. Olsen
                                                                                                                 -------------------

PROPOSAL 2 - Adoption of 1997 Directors                                                          Leonard A. Mintz
Stock Option Plan                                                                                                -------------------

       FOR          AGAINST        ABSTAIN                                                       Edward Sullivan
                                                                                                                 -------------------
       _____          _____          _____
      |     |        |     |        |     |
      |     |        |     |        |     |
      |_____|        |_____|        |_____|



                                                                _______         This Proxy must be signed exactly as the name of the
                                                                       |        Shareholder(s) appears on
                                                                       |        this card.
                                                                       |        Dated:                                        , 1997
                                                                                      ----------------------------------------

                                                                                Signature:
                                                                                           -----------------------------------------

                                                                                Signature:
                                                                                           -----------------------------------------
                                                                                                    (if held jointly)



                                                                                 PLEASE SIGN,  DATE AND RETURN THIS PROXY  PROMPTLY
                                                                                 USING THE ENCLOSED  ENVELOPE WHICH REQUIRES NO
                                                                                 POSTAGE IF MAILED IN THE UNITED STATES.


------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

                                 FOILMARK, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              Tuesday, May 20, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes and appoints Frank J. Olsen, Jr. and Carol J. Robie, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock of FOILMARK, INC. held of record on April 1, 1997 by the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. (E.D.S.T.) on Tuesday, May 20, 1997, at Ashworth by the Sea, Hampton Beach, New Hampshire and any adjournment or postponement thereof.

     This proxy when properly executed will be voted (i) as directed hereon, or, in the absence of such direction, this proxy will be voted FOR the specified nominees in Proposal 1 and FOR Proposal 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.


                THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.
                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE